Exhibit 99.1

August 2, 2016	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Announces Higher
Second-quarter 2016 Financial Results

Natural Gas and Natural Gas Liquids Volumes
Continue to Increase Quarter Over Quarter

TULSA, Okla. - Aug. 2, 2016 - ONEOK, Inc. (NYSE: OKE) today announced second-quarter 2016 financial results.

SUMMARY

•
Second-quarter 2016 net income attributable to ONEOK increased 12 percent and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) increased 17 percent compared with the second quarter 2015;

•	Second-quarter 2016 dividend coverage ratio was 1.33; and

•	Second-quarter 2016 natural gas volumes processed increased 12 percent and natural gas liquids (NGL) volumes fractionated increased 10 percent, compared with the second quarter 2015.

SECOND-QUARTER 2016 FINANCIAL HIGHLIGHTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
ONEOK	2016	2015	2016	2015
	(Millions of dollars, except per share and coverage ratio amounts)

Net income attributable to ONEOK	$86.0	$76.5	$169.4	$137.3
Net income per diluted share	$0.40	$0.36	$0.80	$0.65
Adjusted EBITDA (a)	$452.7	$385.7	$894.3	$706.1
Distributions declared from ONEOK Partners	$197.5	$171.2	$395.0	$340.3
Cash flow available for dividends (a)	$171.8	$149.6	$341.1	$301.7
Dividend coverage ratio (a)	1.33	1.18	1.32	1.19
(a) Adjusted EBITDA; cash flow available for dividends and dividend coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are attached to this news release.

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

“ONEOK continues to benefit from natural gas and natural gas liquids volume growth across all three ONEOK Partners business segments year over year,” said Terry K. Spencer, president and chief executive officer of ONEOK.
“The natural gas liquids segment continues to be a key driver of fee-based growth for the partnership, with segment operating income and adjusted EBITDA in the first half of 2016 increasing more than 25 percent compared with the same period last year,” Spencer said. “We have observed intermittent periods of higher ethane recovery on parts of our system this year and continue to expect a significant benefit from ethane recovery beginning in 2017.
“The partnership’s natural gas gathering and processing segment also recorded increased volumes in the first half of 2016 and continues to benefit from contract restructuring efforts that began in 2015,” Spencer said. “Our continuing contract restructuring efforts contributed to higher fee-based earnings in the quarter.
“ONEOK’s and ONEOK Partners’ proactive approach to financial-decision making, increased fee-based earnings and continued natural gas and natural gas liquids volume growth have positioned us well for the remainder of 2016,” Spencer concluded.

SECOND-QUARTER 2016 FINANCIAL PERFORMANCE

Second-quarter 2016 results benefited from higher NGL volumes gathered and fractionated and higher natural gas volumes gathered and processed at ONEOK Partners (NYSE: OKS), compared with the same period in 2015, as well as increased fee-based earnings in the natural gas gathering and processing segment. Higher volumes and fee rates drove up ONEOK’s second-quarter 2016 operating income 16 percent and adjusted EBITDA 17 percent, compared with the same period in 2015.

Ethane rejection continues across the partnership’s system; however some natural gas processors are intermittently alternating between ethane recovery and rejection. Ethane rejection levels on the partnership’s natural gas liquids gathering system decreased to approximately 150,000 barrels per day (bpd) in the second quarter 2016, compared with an average of more than 175,000 bpd during the second half of 2015 and first quarter of 2016, primarily related to natural gas processing plants in the Mid-Continent moving in and out of ethane recovery. The partnership expects ethane rejection levels to continue to fluctuate for the remainder of 2016.

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

	Three Months Ended		Six Months Ended
	June 30,		June 30,
ONEOK	2016	2015	2016	2015
	(Millions of dollars)

Operating income	$315.3	$272.7	$626.7	$469.2
Operating costs	$191.9	$165.4	$368.9	$344.4
Depreciation and amortization	$99.2	$87.0	$193.7	$172.9
Equity in net earnings from investments	$32.4	$30.0	$65.3	$61.0
Adjusted EBITDA	$452.7	$385.7	$894.3	$706.1
Capital expenditures	$136.8	$285.6	$333.3	$629.4

Higher second-quarter 2016 results primarily benefited from:

•	Higher NGL fee-based exchange-services volumes primarily from recently connected natural gas processing plants and decreased ethane rejection in the Mid-Continent and Williston Basin;

•	Higher average fee rates resulting from contract restructuring in the natural gas gathering and processing segment;

•	Natural gas volume growth in the Williston Basin; and

•	Higher transportation revenues in the natural gas pipelines segment.

Operating costs increased in the three- and six-month 2016 periods, compared with the same periods in 2015, due primarily to higher costs associated with the impact of the noncash mark-to-market of a share-based deferred compensation plan and higher employee-related costs associated with incentive and medical benefit plans.

Capital expenditures decreased in the three- and six-month periods in 2016, compared with the same periods in 2015, due to projects placed in service in 2015, proactive spending reductions to align with customer needs and lower well connect activities in the natural gas gathering and processing segment.

EARNINGS PRESENTATION AND KEY STATISTICS:

Additional financial and operating information that will be discussed on the second-quarter 2016 conference call is accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, or by selecting the links below.

> View earnings presentation

> View earnings tables

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK AND ONEOK PARTNERS HIGHLIGHTS:

ONEOK:

•	Reporting second-quarter 2016 net income attributable to ONEOK that increased 12 percent compared with the second quarter 2015;

•
Maintaining 2016 net income guidance of approximately $360 million, cash flow available for dividends guidance of approximately $675 million and dividend coverage ratio guidance of approximately 1.3 times;

•
Receiving $107.2 million in distributions from the company's general partner interest and $90.3 million in distributions from the company's limited partner interests in ONEOK Partners in the second quarter 2016;

•	Having $298.9 million of capacity available under its $300 million credit agreement and $177.1 million of cash and cash equivalents, on a stand-alone basis, as of June 30, 2016; and

•	Declaring in July 2016 a second-quarter dividend of 61.5 cents per share, or $2.46 per share on an annualized basis.

ONEOK Partners:

•	Reporting second-quarter 2016 net income and operating income increases of approximately 25 and 20 percent, respectively, compared with the second quarter 2015;

•	Reporting second-quarter 2016 and first-half 2016 distribution coverage of 1.15 times and 1.11 times, respectively;

•	Maintaining 2016 net income guidance of approximately $1.12 billion, adjusted EBITDA guidance of approximately $1.88 billion and DCF guidance of approximately $1.39 billion;

•
Announcing fourth-quarter 2016 expected completion dates for the second phase of the Roadrunner Gas Transmission pipeline (Roadrunner) project and the 260 million cubic feet per day (MMcf/d) WesTex Transmission Pipeline expansion, which were both originally expected to be complete in the first quarter 2017. The second phase of the Roadrunner joint venture project will add an additional 400 MMcf/d of capacity to the pipeline. Both projects are fully contracted;

•	Continuing to improve leverage and achieving a GAAP debt-to EBITDA ratio of 4.4 times as of June 30, 2016; and

•	Declaring in July 2016 a second-quarter 2016 distribution of 79 cents per unit, or $3.16 per unit on an annualized basis.

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

BUSINESS-SEGMENT RESULTS:

Key financial and operating statistics are listed on page 19 in the tables.

Natural Gas Liquids Segment

The natural gas liquids segment benefited from volume growth of NGLs gathered and fractionated during the second quarter 2016, primarily due to recent Williston Basin and Mid-Continent natural gas processing plant connections and higher levels of ethane recovery. NGLs fractionated increased nearly 10 percent and NGLs transported on gathering lines increased 3 percent in the second quarter 2016, compared with the same period in 2015.

Ethane recovery levels increased in the Mid-Continent region and the Williston Basin during the second quarter 2016, compared with the second quarter 2015, positively impacting second-quarter 2016 results. A portion of the fees associated with those increased volumes were previously being earned under contracts with minimum volume obligations. We expect ethane recovery levels to continue to fluctuate for the remainder of 2016 as the market continually balances ethane supply and demand.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Natural Gas Liquids Segment	2016	2015	2016	2015
	(Millions of dollars)

Adjusted EBITDA	$276.6	$244.6	$546.8	$437.2
Capital expenditures	$20.8	$59.1	$55.0	$132.6

The increase in second-quarter 2016 adjusted EBITDA, compared with the second quarter 2015, primarily reflects:

•	A $27.7 million increase in fee-based exchange services, which includes:

◦
A $22.4 million increase due to increased volumes from recently connected natural gas processing plants in the Williston Basin and Mid-Continent, offset partially by lower short-term contracted volumes in the Gulf Coast region;

◦	A $21.7 million increase from decreased ethane rejection in the Mid-Continent and Williston Basin, which increased NGL volumes gathered and fractionated; offset partially by

◦	A $15.4 million decrease in revenues from minimum volume obligations as earnings were realized through the increased volumes and decreased ethane rejection described above;

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

•	An $8.1 million increase in optimization and marketing activities due primarily to wider marketing product price differentials;

•	A $4.2 million increase in equity in net earnings from investments due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline; offset partially by

•	A $6.4 million increase in operating costs due primarily to higher employee-related costs associated with incentive and medical benefit plans; and

•	A $5.6 million decrease due to the impact of operational measurement losses in 2016 and operational measurement gains in 2015.

The increase in adjusted EBITDA for the six-month 2016 period, compared with the same period last year, primarily reflects:

•	An $88.7 million increase in fee-based exchange services, which includes:

◦
A $64.0 million increase due to increased volumes from recently connected natural gas processing plants in the Williston Basin and Mid-Continent, offset partially by lower short-term contracted volumes in the Gulf Coast region;

◦	A $38.7 million increase from decreased ethane rejection in the Mid-Continent and Williston Basin, which increased NGL volumes gathered and fractionated; and

◦	A $5.7 million increase due to higher fee rates; offset partially by

◦	An $18.7 million decrease in revenues from minimum volume obligations as earnings were realized through the increased volumes and decreased ethane rejection described above;

•	A $10.6 million increase in equity in net earnings from investments due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline;

•	A $4.2 million increase in optimization and marketing activities due primarily to higher optimization volumes;

•	A $3.0 million increase in higher storage activities; and

•
A $2.7 million decrease in operating costs resulting from ongoing cost reduction efforts and lower rates charged by service providers, offset partially by higher employee-related costs associated with incentive and medical benefit plans.

Capital expenditures decreased for the three- and six-month 2016 periods, compared with the same periods in 2015, due primarily to proactive spending reductions to align with customer needs.

Natural Gas Gathering and Processing Segment

The natural gas gathering and processing segment’s second-quarter 2016 adjusted EBITDA increased more than 40 percent, compared with the same period in 2015, driven by

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

continued volume growth in the Williston Basin, even with planned facility maintenance and weather events in the basin during the second quarter.

Second-quarter 2016 natural gas volumes processed increased more than 12 percent, and natural gas volumes gathered increased nearly 6 percent, compared with the second quarter 2015.

The segment continues to realize positive impacts from contract restructuring efforts, which helped increase the second quarter 2016 average fee rate to 76 cents, up 8 cents compared with the first quarter 2016 and 37 cents compared with the second quarter 2015.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Natural Gas Gathering and Processing Segment	2016	2015	2016	2015
	(Millions of dollars)

Adjusted EBITDA	$110.3	$78.1	$210.3	$138.6
Capital expenditures	$84.7	$205.4	$226.2	$460.7

Second-quarter 2016 adjusted EBITDA increased, compared with the second quarter 2015, which primarily reflects:

•
A $36.6 million increase due primarily to restructured contracts resulting in higher average fee rates and a lower percentage of proceeds (POP) retained from the sale of commodities under POP with fee contracts; and

•	A $33.5 million increase due primarily to natural gas volume growth in the Williston Basin, offset partially by volume declines in the Mid-Continent region; offset partially by

•	A $28.6 million decrease due primarily to lower net realized NGL and natural gas prices; and

•	A $5.8 million increase in operating costs due primarily to higher employee-related costs associated with incentive and medical benefit plans and completed capital projects.

The increase in adjusted EBITDA for the six-month 2016 period, compared with the same period last year, primarily reflects:

•
A $78.5 million increase due primarily to restructured contracts resulting in higher average fee rates and a lower percentage of proceeds retained from the sale of commodities under POP with fee contracts; and

•	A $64.7 million increase due primarily to natural gas volume growth in the Williston Basin, offset partially by volume declines in the Mid-Continent region; offset partially by

•	A $58.5 million decrease due primarily to lower net realized NGL and natural gas prices;

•	A $6.1 million increase in operating costs due primarily to higher employee-related costs associated with incentive and medical benefit plans and completed capital projects; and

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

•	A $4.0 million decrease due primarily to decreased ethane rejection to maintain downstream NGL product specifications.

The following table contains equity-volume information for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Equity-Volume Information (a)	2016	2015	2016	2015

NGL sales - including ethane (MBbl/d)	16.0	21.1	16.2	19.0
Condensate sales (MBbl/d)	2.6	3.1	2.6	3.1
Residue natural gas sales (BBtu/d)	77.7	155.5	80.7	144.3
(a) - Includes volumes for consolidated entities only.

The natural gas gathering and processing segment has restructured a portion of it percent-of-proceeds with fee contracts to include significantly higher fees, which reduced its 2016 equity volumes and the related commodity price exposure compared with 2015. The partnership executes hedges to reduce its commodity price risk. NGLs hedged reflect propane, normal butane, isobutane and natural gasoline only. The following tables set forth hedging information for the natural gas gathering and processing segment’s forecasted equity volumes for the periods indicated:

	Six Months Ending December 31, 2016
	Volumes Hedged	Average Price		Percentage Hedged
NGLs - excluding ethane (MBbl/d) - Conway/Mont Belvieu	8.8	$0.48	/ gallon	82%
Condensate (MBbl/d) - WTI-NYMEX	1.8	$58.68	/ Bbl	86%
Natural gas (BBtu/d) - NYMEX and basis	79.1	$2.81	/ MMBtu	93%

	Year Ending December 31, 2017
	Volumes Hedged	Average Price		Percentage Hedged
NGLs - excluding ethane (MBbl/d) - Conway/Mont Belvieu	8.0	$0.51	/ gallon	67%
Condensate (MBbl/d) - WTI-NYMEX	1.8	$44.88	/ Bbl	74%
Natural gas (BBtu/d) - NYMEX and basis	73.1	$2.66	/ MMBtu	74%

All of the natural gas gathering and processing segment’s commodity price sensitivities are estimated as a hypothetical change in the price of NGLs, natural gas and crude oil as of June 30, 2016, including the effects of hedging and assuming normal operating conditions. Condensate sales are based on the price of crude oil.

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

The natural gas gathering and processing segment estimates the following sensitivities:

•	A 1-cent-per-gallon change in the composite price of NGLs would change second-half 2016 and full-year 2017 adjusted EBITDA by approximately $0.3 million and $1.0 million, respectively;

•	A 10-cent-per-MMBtu change in the price of residue natural gas would change second-half 2016 and full-year 2017 adjusted EBITDA by approximately $0.1 million and $0.9 million, respectively; and

•	A $1.00-per-barrel change in the price of crude oil would change second-half 2016 and full-year 2017 adjusted EBITDA by approximately $0.1 million and $0.4 million, respectively.

These estimates do not include any effects on demand for ONEOK Partners’ services or natural gas processing plant operations that might be caused by, or arise in conjunction with, price changes. For example, a change in the gross processing spread may cause a change in the amount of ethane extracted from the natural gas stream affecting natural gas gathering and processing earnings for certain contracts.

Natural Gas Pipelines Segment

The natural gas pipelines segment operations remain nearly 100 percent fee-based. Through the first six months of 2016, approximately 93 percent of the segment’s natural gas transportation capacity was contracted under firm, demand-based contracts.

The second phase of the segment’s joint venture Roadrunner Gas Transmission Pipeline and the 260 MMcf/d WesTex Transmission Pipeline expansion are expected to be complete in the fourth quarter 2016, ahead of schedule for both projects. The second phase of the Roadrunner joint venture project will add an additional 400 MMcf/d of capacity to the pipeline. Both projects are fully subscribed under long-term, firm fee-based (take-or-pay) commitments.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Natural Gas Pipelines Segment	2016	2015	2016	2015
	(Millions of dollars)

Adjusted EBITDA	$68.5	$65.2	$142.9	$135.9
Capital expenditures	$29.3	$15.6	$47.2	$25.2

Second-quarter 2016 adjusted EBITDA increased, compared with the second quarter 2015, which primarily reflects:

•	A $7.1 million increase from higher transportation revenues, primarily due to increased firm demand charge volumes contracted; offset partially by

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

•	A $4.0 million increase in operating costs due primarily to increased employee-related costs associated with incentive and medical benefit plans.

The increase in adjusted EBITDA for the six-month 2016 period, compared with the same period last year, primarily reflects:

•	A $9.1 million increase from higher transportation revenues, primarily due to increased firm demand charge volumes contracted; and

•	A $6.0 million increase due to higher natural gas storage services as a result of increased rates and the sale of excess natural gas in storage in 2016; offset partially by

•	A $4.3 million increase in operating costs due primarily to increased employee-related costs associated with incentive and medical benefit plans.

Capital expenditures increased in the three- and six-month 2016 periods, compared with the same periods in 2015, due primarily to the WesTex Transmission Pipeline expansion and compressor station expansion projects.

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK and ONEOK Partners executive management will conduct a joint conference call at 10 a.m. Eastern Daylight Time (9 a.m. Central Daylight Time) on Aug. 3, 2016. The call also will be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 888-600-4861, passcode 4836580, or log on to www.oneok.com or www.oneokpartners.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, passcode 4836580.

LINKS TO EARNINGS TABLES AND PRESENTATION:

Tables:
http://ir.oneok.com /~/media/Files/O/OneOK-IR/financial-reports/2016/q2-2016-earnings-press-release.pdf

Presentation:
http://ir.oneok.com /~/media/Files/O/OneOK-IR/events-presentation/q2-2016-earnings-presentation.pdf

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE:

ONEOK has disclosed in this news release adjusted EBITDA, cash flow available for dividends, free cash flow and dividend coverage ratio, and ONEOK Partners distributable cash flow and cash distribution coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows:

•
Adjusted EBITDA is defined as net income adjusted for interest expense, net of capitalized interest, depreciation and amortization, impairment charges, income taxes and allowance for equity funds used during construction and certain other noncash items;

•
Cash flow available for dividends is defined as cash distributions declared from ONEOK’s ownership in ONEOK Partners adjusted for ONEOK’s standalone interest expense, corporate expenses, excluding certain noncash items, payments related to released contracts from ONEOK’s former energy services business, capital expenditures and equity compensation reimbursed by ONEOK Partners;

•	Free cash flow is defined as cash flow available for dividends, computed as described above, less ONEOK’s dividends declared;

•	Dividend coverage ratio is defined as cash flow available for dividends divided by the dividends declared for the period;

•
Distributable cash flow is defined as ONEOK Partners adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash distributions received and certain other items; and

•
Cash distribution coverage ratio is defined as ONEOK Partners distributable cash flow to limited partners per limited partner unit divided by the distribution declared per limited partner unit for the period.

These non-GAAP financial measures described above are useful to investors because they are used by many companies in the industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. ONEOK cash flow available for dividends, free cash flow and dividend coverage ratio, and ONEOK Partners distributable cash flow and cash distribution coverage ratio, should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. A reconciliation of cash flow available for dividends and free cash flow to net income is included in the tables.

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of June 30, 2016, owns 41.2 percent of
ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws.  The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of dividends and distributions, and coverage ratios), liquidity, management’s plans and objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this Quarterly Report identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•	conflicts of interest between us, ONEOK Partners, and related parties of ONEOK Partners;

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

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the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC);

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

–	future demand for and prices of natural gas, NGLs and crude oil;

–	competitive conditions in the overall energy market;

–	availability of supplies of Canadian and United States natural gas and crude oil; and

–	availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov and our website at www.oneok.com. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2016	2015	2016	2015
	(Thousands of dollars, except per share amounts)
Revenues
Commodity sales	$1,633,272	$1,722,254	$2,916,783	$3,157,970
Services	500,835	405,798	991,783	775,388
Total revenues	2,134,107	2,128,052	3,908,566	3,933,358
Cost of sales and fuel (exclusive of items shown separately below)	1,527,323	1,603,093	2,723,061	2,946,957
Operations and maintenance	167,667	140,869	322,812	295,200
Depreciation and amortization	99,247	86,987	193,725	172,942
General taxes	24,172	24,481	46,042	49,168
(Gain) loss on sale of assets	413	(122)	(3,793)	(116)
Operating income	315,285	272,744	626,719	469,207
Equity in net earnings from investments	32,372	30,040	65,286	60,961
Allowance for equity funds used during construction	—	742	208	1,541
Other income	4,804	60	5,109	2,670
Other expense	(941)	(1,960)	(1,578)	(2,738)
Interest expense (net of capitalized interest of $2,572, $9,927, $5,459 and $17,157 respectively)	(118,976)	(102,384)	(237,223)	(199,134)
Income before income taxes	232,544	199,242	458,521	332,507
Income taxes	(52,458)	(48,222)	(102,524)	(85,650)
Income from continuing operations	180,086	151,020	355,997	246,857
Income (loss) from discontinued operations, net of tax	(227)	(140)	(1,179)	(284)
Net income	179,859	150,880	354,818	246,573
Less: Net income attributable to noncontrolling interests	93,915	74,375	185,428	109,268
Net income attributable to ONEOK	$85,944	$76,505	$169,390	$137,305
Amounts attributable to ONEOK:
Income from continuing operations	$86,171	$76,645	$170,569	$137,589
Income (loss) from discontinued operations	(227)	(140)	(1,179)	(284)
Net income	$85,944	$76,505	$169,390	$137,305
Basic earnings per share:
Income from continuing operations	$0.41	$0.36	$0.81	$0.65
Income (loss) from discontinued operations	—	—	(0.01)	—
Net income	$0.41	$0.36	$0.80	$0.65
Diluted earnings per share:
Income from continuing operations	$0.41	$0.36	$0.81	$0.65
Income (loss) from discontinued operations	(0.01)	—	(0.01)	—
Net income	$0.40	$0.36	$0.80	$0.65
Average shares (thousands)
Basic	211,075	210,204	210,928	210,059
Diluted	212,618	210,477	211,663	210,486
Dividends declared per share of common stock	$0.615	$0.605	$1.23	$1.21

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Unaudited)	2016	2015
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$180,854	$97,619
Accounts receivable, net	672,059	593,979
Materials and supplies	85,127	76,696
Natural gas and natural gas liquids in storage	245,946	128,084
Commodity imbalances	38,300	38,681
Other current assets	58,200	39,946
Assets of discontinued operations	702	205
Total current assets	1,281,188	975,210
Property, plant and equipment
Property, plant and equipment	14,811,606	14,530,460
Accumulated depreciation and amortization	2,326,984	2,156,471
Net property, plant and equipment	12,484,622	12,373,989
Investments and other assets
Investments in unconsolidated affiliates	913,813	948,221
Goodwill and intangible assets	1,011,309	1,017,258
Other assets	118,980	112,598
Assets of discontinued operations	12,988	18,835
Total investments and other assets	2,057,090	2,096,912
Total assets	$15,822,900	$15,446,111

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Continued)
	June 30,	December 31,
(Unaudited)	2016	2015
Liabilities and equity	(Thousands of dollars)
Current liabilities
Current maturities of long-term debt	$460,650	$110,650
Short-term borrowings	576,307	546,340
Accounts payable	697,833	615,982
Commodity imbalances	105,544	74,460
Accrued interest	119,774	129,043
Other current liabilities	202,954	132,556
Liabilities of discontinued operations	25,359	29,235
Total current liabilities	2,188,421	1,638,266
Long-term debt, excluding current maturities	8,320,277	8,323,582
Deferred credits and other liabilities
Deferred income taxes	1,518,328	1,436,715
Other deferred credits	293,153	264,248
Liabilities of discontinued operations	10,544	16,964
Total deferred credits and other liabilities	1,822,025	1,717,927
Commitments and contingencies
Equity
ONEOK shareholders’ equity:
Common stock, $0.01 par value: authorized 600,000,000 shares; issued 245,811,180 shares and outstanding 210,418,903 shares at June 30, 2016; issued 245,811,180 shares and outstanding 209,731,028 shares at December 31, 2015	2,458	2,458
Paid-in capital	1,294,583	1,378,444
Accumulated other comprehensive loss	(159,246)	(127,242)
Retained earnings	—	—
Treasury stock, at cost: 35,392,277 shares at June 30, 2016, and 36,080,152 shares at December 31, 2015	(900,366)	(917,862)
Total ONEOK shareholders’ equity	237,429	335,798
Noncontrolling interests in consolidated subsidiaries	3,254,748	3,430,538
Total equity	3,492,177	3,766,336
Total liabilities and equity	$15,822,900	$15,446,111

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS	Six Months Ended
	June 30,
(Unaudited)	2016	2015
	(Thousands of dollars)
Operating activities
Net income	$354,818	$246,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	193,725	172,942
Equity in net earnings from investments	(65,286)	(60,961)
Distributions received from unconsolidated affiliates	72,204	61,969
Deferred income taxes	105,567	84,306
Share-based compensation expense	23,194	7,884
Pension and postretirement benefit expense, net of contributions	6,172	7,372
Allowance for equity funds used during construction	(208)	(1,541)
Gain on sale of assets	(3,793)	(116)
Changes in assets and liabilities:
Accounts receivable	(85,435)	59,120
Natural gas and natural gas liquids in storage	(117,862)	(16,003)
Accounts payable	103,976	(136,119)
Commodity imbalances, net	31,465	20,497
Settlement of exit activities liabilities	(11,590)	(22,385)
Accrued interest	(9,269)	10,206
Risk-management assets and liabilities	(60,016)	(66,148)
Other assets and liabilities, net	(6,056)	(33,676)
Cash provided by operating activities	531,606	333,920
Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(333,254)	(629,448)
Contributions to unconsolidated affiliates	(19,830)	(33,222)
Distributions received from unconsolidated affiliates in excess of cumulative earnings	36,373	18,814
Proceeds from sale of assets	18,232	691
Other	—	(12,607)
Cash used in investing activities	(298,479)	(655,772)
Financing activities
Borrowing (repayment) of short-term borrowings, net	29,967	(184,812)
Issuance of long-term debt, net of discounts	1,000,000	798,896
Debt financing costs	(2,770)	(7,850)
Repayment of long-term debt	(654,151)	(3,875)
Issuance of common stock	11,101	10,298
Issuance of common units, net of issuance costs	—	275,098
Dividends paid	(258,508)	(252,416)
Distributions to noncontrolling interests	(275,259)	(260,488)
Cash provided by (used in) financing activities	(149,620)	374,851
Change in cash and cash equivalents	83,507	52,999
Change in cash and cash equivalents included in discontinued operations	(272)	382
Change in cash and cash equivalents from continuing operations	83,235	53,381
Cash and cash equivalents at beginning of period	97,619	172,812
Cash and cash equivalents at end of period	$180,854	$226,193

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2016	2015	2016	2015
	(Millions of dollars, except as noted)
Natural Gas Liquids
Operating income	$222.4	$196.5	$438.9	$342.1
Operating costs	$83.8	$77.4	$157.0	$159.7
Depreciation and amortization	$40.7	$39.4	$81.4	$78.7
Equity in net earnings from investments	$13.9	$9.7	$27.3	$16.7
Adjusted EBITDA	$276.6	$244.6	$546.8	$437.2
NGL sales (MBbl/d)	767	723	742	643
NGLs transported-gathering lines (MBbl/d) (a)	809	784	780	746
NGLs fractionated (MBbl/d) (b)	608	554	579	515
NGLs transported-distribution lines (MBbl/d) (a)	515	420	495	404
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$0.04	$0.02	$0.03	$0.01
Capital expenditures	$20.8	$59.1	$55.0	$132.6
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

Natural Gas Gathering and Processing
Operating income	$61.3	$37.8	$116.8	$57.5
Operating costs	$69.3	$63.5	$138.9	$132.8
Depreciation and amortization	$46.4	$36.0	$88.3	$71.7
Equity in net earnings from investments	$2.6	$4.9	$5.4	$9.2
Adjusted EBITDA	$110.3	$78.1	$210.3	$138.6
Natural gas gathered (BBtu/d) (a)	2,039	1,926	2,083	1,867
Natural gas processed (BBtu/d) (a) (b)	1,882	1,677	1,915	1,651
NGL sales (MBbl/d) (a)	158	127	157	117
Residue natural gas sales (BBtu/d) (a)	854	864	897	823
Realized composite NGL net sales price ($/gallon) (a) (c) (d)	$0.24	$0.38	$0.22	$0.38
Realized condensate net sales price ($/Bbl) (a) (c) (e)	$37.20	$35.46	$35.23	$32.89
Realized residue natural gas net sales price ($/MMBtu) (a) (c) (e)	$2.86	$3.38	$2.73	$3.65
Average fee rate ($/MMBtu) (a)	$0.76	$0.39	$0.72	$0.37
Capital expenditures	$84.7	$205.4	$226.2	$460.7
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.
(c) - Includes the impact of hedging activities on ONEOK Partners’ equity volumes.
(d) - Net of transportation and fractionation costs.
(e) - Net of transportation costs.

Natural Gas Pipelines
Operating income	$41.6	$38.1	$88.0	$69.2
Operating costs	$29.2	$25.2	$56.7	$52.4
Depreciation and amortization	$11.4	$10.8	$22.6	$21.6
Equity in net earnings from investments	$15.9	$15.4	$32.6	$35.1
Adjusted EBITDA	$68.5	$65.2	$142.9	$135.9
Natural gas transportation capacity contracted (MDth/d) (a)	6,193	5,714	6,175	5,826
Transportation capacity contracted (a)	93%	90%	93%	92%
Capital expenditures	$29.3	$15.6	$47.2	$25.2
(a) - Includes volumes for consolidated entities only.

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK, Inc. Stand-alone
CASH FLOW AVAILABLE FOR DIVIDENDS
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2016	2015	2016	2015
	(Millions of dollars)
Recurring cash flows:
Distributions from ONEOK Partners – declared	$197.5	$171.2	$395.0	$340.3
Interest expense	(25.7)	(15.9)	(51.4)	(31.9)
Released contracts from the former energy services business	(4.9)	(9.0)	(11.1)	(20.9)
Corporate expenses, excluding certain noncash items	(3.2)	(1.7)	(6.4)	(2.8)
Equity compensation reimbursed by ONEOK Partners	8.6	5.1	15.6	17.1
Cash flows from recurring activities	172.3	149.7	341.7	301.8
Capital expenditures	(0.5)	(0.1)	(0.6)	(0.1)
Cash flow available for dividends	171.8	149.6	341.1	301.7
Dividends declared	(129.5)	(126.5)	(258.7)	(252.8)
Free cash flow	$42.3	$23.1	$82.4	$48.9
Dividend coverage ratio	1.33	1.18	1.32	1.19

ONEOK, Inc. Stand-alone
RECONCILIATION OF CASH FLOW AVAILABLE FOR DIVIDENDS
AND FREE CASH FLOW TO NET INCOME
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2016	2015	2016	2015
	(Millions of dollars)
Net income attributable to ONEOK	$86.0	$76.5	$169.4	$137.3
Depreciation and amortization	0.8	0.8	1.5	0.9
Deferred income taxes	49.5	45.7	100.9	80.3
Equity in earnings of ONEOK Partners	(168.0)	(137.3)	(332.8)	(249.4)
Distributions from ONEOK Partners - declared	197.5	171.2	395.0	340.3
Equity compensation reimbursed by ONEOK Partners	8.6	5.1	15.6	17.1
Energy services realized working capital	(4.7)	(9.2)	(10.9)	(21.2)
Other	2.6	(3.1)	3.0	(3.5)
Total cash flows	172.3	149.7	341.7	301.8
Capital expenditures	(0.5)	(0.1)	(0.6)	(0.1)
Cash flow available for dividends	171.8	149.6	341.1	301.7
Dividends declared	(129.5)	(126.5)	(258.7)	(252.8)
Free cash flow	$42.3	$23.1	$82.4	$48.9

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK, Inc. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA to Net Income	(Thousands of dollars)
Segment Adjusted EBITDA:
Natural Gas Gathering and Processing	$110,298	$78,062	$210,333	$138,580
Natural Gas Liquids	276,611	244,591	546,780	437,246
Natural Gas Pipelines	68,542	65,234	142,881	135,946
Other	(2,768)	(2,228)	(5,682)	(5,701)
Total	452,683	385,659	894,312	706,071
Depreciation and amortization	(99,247)	(86,987)	(193,725)	(172,942)
Interest expense, net of capitalized interest	(118,976)	(102,384)	(237,223)	(199,134)
Income taxes	(52,458)	(48,222)	(102,524)	(85,650)
Allowance for equity funds used during construction and other	(1,916)	2,954	(4,843)	(1,488)
Income from continuing operations	180,086	151,020	355,997	246,857
Income (loss) from discontinued operations, net of tax	(227)	(140)	(1,179)	(284)
Net income	$179,859	$150,880	$354,818	$246,573

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK, Inc. Stand-alone
CASH FLOW AVAILABLE FOR DIVIDENDS

2016
(Unaudited)	Guidance Range
(Millions of dollars)
Recurring cash flows:
Distributions from ONEOK Partners – declared	~ $790
Interest expense	~ (105)
Cash income taxes	—
Released contracts from the former energy services business	~ (20)
Corporate expenses, excluding certain noncash items	~ (10)
Equity compensation reimbursed by ONEOK Partners	~ 25
Total cash flows	~ 680
Capital expenditures	~ (5)
Cash flow available for dividends	~ 675
Dividends declared	~ (515)
Free cash flow	~ $160
Dividend coverage ratio	~ 1.3

ONEOK, Inc. Stand-alone
RECONCILIATION OF CASH FLOW AVAILABLE FOR DIVIDENDS
AND FREE CASH FLOW TO NET INCOME

2016
(Unaudited)	Guidance Range
(Millions of dollars)
Net income attributable to ONEOK	~ $360
Depreciation and amortization	~ 5
Deferred income taxes	~ 200
Equity in earnings of ONEOK Partners	~ (700)
Distributions from ONEOK Partners - declared	~ 790
Equity compensation reimbursed by ONEOK Partners	~ 25
Energy services realized working capital	~ (20)
Other	~ 20
Total cash flows	~ 680
Capital expenditures	~ (5)
Cash flow available for dividends	~ 675
Dividends	~ (515)
Free cash flow	~ $160

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ONEOK Announces Higher Second-quarter 2016 Results

Aug. 2, 2016

ONEOK Partners, L.P. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
2016
(Unaudited)	Guidance Range
(Millions of dollars)
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow
Net income	~ $1,120
Interest expense	~ 370
Depreciation and amortization	~ 380
Income tax expense	~ 11
Allowance for equity funds used during construction and other non-cash items	~ (1)
Adjusted EBITDA	~ $1,880
Interest expense	~ (370)
Maintenance capital	~ (140)
Equity in net earnings from investments	~ (135)
Distributions received from unconsolidated affiliates	~ 160
Other	~ (5)
Distributable cash flow	~ $1,390